Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES LLC

525 South Tryon Street
Charlotte, North Carolina 28202-1803
August 13, 2026

Duke Energy Corporation

525 South Tryon Street
Charlotte, North Carolina 28202-1803

Re:	Duke Energy Corporation 40,000,000 Equity Units

(Initially Consisting of 40,000,000 Corporate Units)

To the Addressee:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company subsidiary of Duke Energy Corporation, a Delaware corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of 40,000,000 Equity Units (“Equity Units”), initially in the form of Corporate Units (“Corporate Units”), each with a stated amount of $50 and comprised of (i) a purchase contract (a “Purchase Contract”) under which the holder will purchase from the Company on August 1, 2029, for a price of $50 per Corporate Unit, a number of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company determined pursuant to the terms of the Purchase Contract and Pledge Agreement (as defined below), and (ii) (a) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 4.85% Remarketable Senior Notes due 2032 (“2032 RSNs”) and (b) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 4.85% Remarketable Senior Notes due 2036 (“2036 RSNs” and, together with the 2032 RSNs, the “Notes”), pursuant to the terms of an Underwriting Agreement, dated August 10, 2026 (the “Underwriting Agreement”), among the Company and Barclays Capital Inc., BofA Securities, Inc. and Mizuho Securities USA LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities (as defined below). The Corporate Units include 5,000,000 of the Company’s Corporate Units to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement. Pursuant to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026, between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, custodial agent and securities intermediary (the “Purchase Contract and Pledge Agreement”), a holder of Corporate Units, at its option, may elect to create Treasury Units (“Treasury Units”) by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. The term “Equity Units” includes both Corporate Units and Treasury Units. The Notes, the Purchase Contracts and the Corporate Units are herein collectively referred to as the “Securities.”

The Notes are being issued pursuant to the Indenture, dated as of June 3, 2008 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented from time to time, including by the Thirty-sixth Supplemental Indenture, dated as of August 13, 2026 (the “Thirty-sixth Supplemental Indenture”), between the Company and the Trustee and the Thirty-seventh Supplemental Indenture, dated as of August 13, 2026 (the “Thirty-seventh Supplemental Indenture” and, together with the Thirty-sixth Supplemental Indenture, the “Supplemental Indentures”), between the Company and the Trustee (the Original Indenture, as so amended and supplemented by the Supplemental Indentures, the “Indenture”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of North Carolina and my opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York and the federal laws of the United States that, in my experience, are normally applicable to transactions of the type contemplated above and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.  This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.  In rendering the opinions set forth herein with respect to matters of New York law, I have relied on the opinion of Hunton Andrews Kurth LLP, counsel to the Company, attached hereto as Annex I.

In rendering the opinions set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)            the registration statement on Form S-3, as amended (File No. 333-290475), of the Company relating to the Securities and other securities of the Company originally filed on September 24, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, effective upon filing with the Commission on September 24, 2025 pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

(b)            the prospectus, dated September 23, 2025 (the “Base Prospectus”) relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)             the preliminary prospectus supplement, dated August 10, 2026, and the Base Prospectus, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)            the prospectus supplement, dated August 10, 2026, and the Base Prospectus, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)             the Amended and Restated Certificate of Incorporation of the Company, effective as of May 19, 2014 and as amended on September 11, 2019, as certified by the Secretary of State of the State of Delaware;

(f)             the Amended and Restated By-laws of the Company, effective as of May 9, 2024;

(g)            an executed copy of the Original Indenture;

(h)            executed copies of the Supplemental Indentures;

(i)             an executed copy of the Underwriting Agreement;

(j)             the certificates representing the Notes, the Corporate Units and the Treasury Units;

(k)            the issuer free writing prospectus issued at or prior to 8:40 p.m. (Eastern time) on August 10, 2026, which the Company was advised is the time of the first contract of sale of the Securities, substantially in the form attached as Schedule C to the Underwriting Agreement and as filed with the Commission pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(l)             the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;

(m)           resolutions of the Board of Directors of the Company, adopted on May 1, 2025, relating to the preparation and filing with the Commission of the Registration Statement;

(n)            resolutions of the Board of Directors of the Company, adopted on May 7, 2026, relating to offering of the Securities as contemplated by the Underwriting Agreement and the establishment and delegation of authority to an Equity Pricing Committee of the Board of the Company; and

(o)            resolutions of the Equity Pricing Committee of the Board of Directors of the Company, effective August 10, 2026, relating to the offering of the Securities.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties.  As to any facts material to this opinion letter that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth in paragraphs 1, 2 and 3 below are subject to the following further qualifications, assumptions and limitations:

(i)             the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(ii)            I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.	The Notes are valid, binding and legal obligations of the Company.

2.	The Purchase Contracts are valid, binding and legal obligations of the Company.

3.	The Equity Units are valid, binding and legal obligations of the Company.

4.	The Common Stock has been duly authorized and, when issued against the payment of consideration therefor in accordance with the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts, the Common Stock will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement through incorporation by reference of a current report on Form 8-K.  I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Elizabeth H. Jones
Elizabeth H. Jones, Esq.

Annex I

Hunton Andrews Kurth LLP File No: 034085.357

August 13, 2026

Elizabeth H. Jones

Duke Energy Business Services LLC

525 South Tryon Street

Charlotte, North Carolina 28202-1803

RE:	DUKE ENERGY CORPORATION
40,000,000 Equity Units
(Initially Consisting of 40,000,000 Corporate Units)

Ms. Jones:

We have acted as counsel to Duke Energy Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 40,000,000 Equity Units (“Equity Units”), initially in the form of Corporate Units (“Corporate Units”), each with a stated amount of $50 and comprised of (i) a purchase contract (a “Purchase Contract”) under which the holder will purchase from the Company on August 1, 2029, for a price of $50 per Corporate Unit, a number of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company determined pursuant to the terms of the Purchase Contract and Pledge Agreement (as defined below), and (ii) (a) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 4.85% Remarketable Senior Notes due 2032 (“2032 RSNs”) and (b) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 4.85% Remarketable Senior Notes due 2036 (“2036 RSNs” and, together with the 2032 RSNs, the “Notes”) covered by the Company’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-290475) (the “Registration Statement”). The Corporate Units include 5,000,000 of the Company’s Corporate Units to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement (as defined below). Pursuant to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026, between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, custodial agent and securities intermediary (the “Purchase Contract and Pledge Agreement”), a holder of Corporate Units, at its option, may elect to create Treasury Units (“Treasury Units”) by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. The Notes, the Purchase Contracts and the Corporate Units are herein collectively referred to as the “Securities.” The Notes are being issued pursuant to the Indenture, dated as of June 3, 2008 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented from time to time, including by the Thirty-sixth Supplemental Indenture, dated as of August 13, 2026 (the “Thirty-sixth Supplemental Indenture”), between the Company and the Trustee and the Thirty-seventh Supplemental Indenture, dated as of August 13, 2026 (the “Thirty-seventh Supplemental Indenture” and, together with the Thirty-Sixth Supplemental Indenture, the “Supplemental Indentures”), between the Company and the Trustee (the Original Indenture, as so amended and supplemented by the Supplemental Indentures, the “Indenture”). On August 10, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BofA Securities, Inc. and Mizuho Securities USA LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

Elizabeth H. Jones

August 13, 2026

We have examined the Registration Statement, the Indenture and the Purchase Contract and Pledge Agreement, which has been filed with the Securities and Exchange Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(ii)	we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Notes are valid, binding and legal obligations of the Company.

2.	The Purchase Contracts are valid, binding and legal obligations of the Company.

3.	The Equity Units are valid, binding and legal obligations of the Company.

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP